EXHIBIT 23





               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement our reports dated January 18, 1994 included in American Home Products Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.





New York, New York
May 20, 1994